UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 27, 2006
Martin Marietta Materials, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-12744	56-1848578

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (919) 781-4550
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The Board of Directors of Martin Marietta Materials, Inc. (the “Company”), on September 27, 2006, approved the execution of a new Rights Agreement to become effective upon the expiration of the Company’s existing Rights Agreement, which has been in place since 1996 and will expire on October 21, 2006. The information required by this Item 1.01 with respect to the new Rights Agreement is included in Item 3.03.
Item 3.03. Material Modification to Rights of Security Holders.
In connection with the expiration of the Rights Agreement between Martin Marietta Materials, Inc. (the “Company”) and Wachovia Bank, N.A. (as successor to First Union National Bank of North Carolina), dated October 21, 1996, as amended, and the October 21, 2006 expiration of the associated rights issued thereunder, on September 27, 2006, the Board of Directors of the Company approved the execution of a new Rights Agreement (the “New Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).
To implement the purpose of the New Rights Agreement, on September 27, 2006, the Board of Directors of the Company declared a dividend distribution of one right (“Right”) for each outstanding share of the Company’s common stock, par value $.01 per share (the “Common Stock”), payable to shareholders of record at the close of business on October 21, 2006 (the “Record Date”) and with respect to the Common Stock issued thereafter until the Distribution Date (defined below) and, in certain circumstances, with respect to the Common Stock issued after the Distribution Date. Each Right, when it becomes exercisable, generally entitles the registered holder to purchase from the Company a unit consisting initially of one one-thousandth of a share (a “Unit”) of Junior Participating Class B Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company, at a Purchase Price of $315.00 per Unit, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in the New Rights Agreement.
Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights (“Rights Certificates”) will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days (or such later date as the Board of Directors shall determine) following public disclosure that a Person or group of affiliated or associated Persons has become an “Acquiring Person” (as defined below), or (ii) ten (10) business days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a Person or group becoming an “Acquiring Person”. Except as set forth below, an “Acquiring Person” is a Person or group of affiliated or associated Persons who has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock. The term “Acquiring Person” excludes (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any subsidiary of the Company, and (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

Until the occurrence of the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the New Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the New Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
As soon as practicable after the occurrence of the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except in certain circumstances specified in the New Rights Agreement or as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
The Rights are not exercisable until the occurrence of the Distribution Date and will expire at the close of business on October 21, 2016, unless such date is extended or the Rights are earlier redeemed by the Company as described below.
In the event that, at any time following the Distribution Date, a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the New Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void and nontransferable and any holder of any such right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such right.
In the event that, at any time following the date on which there has been public disclosure that, or of facts indicating that, a Person has become an Acquiring Person (the “Stock Acquisition Date”), (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company’s assets or earning power is sold, mortgaged or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

The purchase price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).
With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a quarterly dividend payment of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, each share of Preferred Stock will be entitled to a $10.00 preference, and thereafter the holders of the shares of Preferred Stock will be entitled to an aggregate payment of 1000 times the aggregate payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the shares of Common Stock. These rights are protected by customary anti-dilution provisions.
The Company may, by a resolution adopted by a majority of the full Board of Directors, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date, or (ii) October 21, 2016 (unless extended), redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right (the “Redemption Price”). The Redemption Price may be payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time and on such terms and conditions as the Board of Directors in its sole discretion may establish. Immediately following the action of the Board of Directors effecting the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
At any time after the Rights become exercisable for Common Stock or other consideration of the Company, the Board of Directors may exchange the Rights, in whole or in part, at an exchange ratio of one share of Common Stock, and/or equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.
Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Any of the provisions of the New Rights Agreement may be amended by resolution of a majority of the full Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the New Rights Agreement may be amended by resolution of a majority of the full Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its affiliates or associates), or to shorten or lengthen any time period under the New Rights Agreement; provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.
A copy of the New Rights Agreement, which includes as Exhibit B the form of Rights Certificate, is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the New Rights Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Rights Agreement, dated as of September 27, 2006, by and between Martin Marietta Materials, Inc. and American Stock Transfer & Trust Company.

99.1	Press Release, dated September 28, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
Dated: September 28, 2006	By:	/s/ Roselyn R. Bar
		Name:	Roselyn R. Bar
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
4.1	Rights Agreement, dated as of September 27, 2006, by and between Martin Marietta Materials, Inc. and American Stock Transfer & Trust Company.

99.1	Press Release, dated September 28, 2006.